QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.6

TRUST AGREEMENT

OF

PROTECTIVE LIFE SECURED

Dated as of October 31, 2002

i

EXHIBIT A Form of Trust Series Beneficial Interest Certificate

EXHIBIT B Form of Trust Series Agreement

ii

        THIS TRUST AGREEMENT (the "Agreement"), dated and effective as of October 31, 2002, is entered into between Wilmington Trust Company, a Delaware banking corporation, as Delaware Trustee (the "Delaware Trustee"), and AMACAR Pacific Corporation, a Delaware corporation (as "Administrator" and "Trust Series Beneficial Owner").

WITNESSETH

        WHEREAS, the Delaware Trustee and the Trust Series Beneficial Owner desire to establish a statutory trust organized in series pursuant to the Delaware Statutory Trust Act (as defined below) for the purpose of issuing Notes (as defined below) to investors which will be secured, and payments with respect to which will be funded, solely by the assets relating to a separate series of beneficial interests in the Trust (as defined below), the proceeds of which will be used to purchase Funding Agreements (as defined below) issued from time to time by Protective Life (as defined below).

        NOW, THEREFORE, it being the intention of the parties hereto that the Trust constitute a statutory trust organized in series under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust, the Delaware Trustee and the Trust Series Beneficial Owner agree as follows:

ARTICLE 1
Definitions

        Section 1.01.    Definitions.    The following terms have the meanings set forth below:

        "Administrative Services Agreement" means that certain Administrative Services Agreement, dated as of October 31, 2002, between the Administrator and the Delaware Trustee, on behalf of the Trust, as the same may be amended, modified or supplemented from time to time.

        "Administrator" means the party named as such in the preamble to this Agreement, in its capacity as the sole administrator of the Trust and each Trust Series pursuant to the Administrative Services Agreement, and shall also include its permitted successors and assigns.

        "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

        "Agreement" means this Trust Agreement as originally executed and delivered, as it may be amended, modified or supplemented from time to time.

        "Business Day" has the meaning specified in the Indenture.

        "Calculation Agent" has the meaning set forth in the Indenture.

        "Certificate of Trust" means the Certificate of Trust of the Trust, effective October 31, 2002.

        "Code" means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

        "Collateral" means, with respect to any Series of Notes, the right, title and interest of the Trust in and to (a) the relevant Funding Agreement(s) held in the relevant Trust Series, (b) all proceeds of the relevant Funding Agreement(s) and all amounts and instruments on deposit from time to time in the relevant Trust Series collection account, (c) all books and records pertaining to the relevant Funding Agreement(s), and (d) all rights of the Trust pertaining to the foregoing.

        "Commission" means the Securities and Exchange Commission or any successor body performing such duties of the Commission.

        "Contingent Obligation" has the meaning set forth in the Indenture.

        "Corporate Trust Office" means the principal office of the Delaware Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

        "Delaware Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (§) 3801, et seq., as amended from time to time.

        "Delaware Trustee" means the party named as such in the preamble to this Agreement and shall also include its permitted successors and assigns, or any successor Delaware Trustee appointed as herein provided, acting not in its individual capacity but solely as Delaware Trustee under this Agreement. If there shall be at any time more than one Delaware Trustee hereunder, "Delaware Trustee" shall mean each such Delaware Trustee and shall apply to each such Delaware Trustee only with respect to those Trust Series with respect to which it is serving as Delaware Trustee.

        "DTC" means The Depository Trust Company and its successors and assigns.

        "Expense and Indemnity Agreement" means that certain Expense and Indemnity Agreement, dated as of October 31, 2002, by and between Protective Life and each of the Delaware Trustee, the Indenture Trustee, the Administrator and the Trust and any service provider that may become a party to the agreement from time to time, as the same may be amended, modified or supplemented from time to time.

        "Funding Agreement" means a funding agreement referred to in the Indenture, entered into by and between Protective Life and the Trust with respect to the relevant Trust Series and subsequently assigned to the Indenture Trustee for the benefit of the holders of a Series of Notes, as it may be modified, restated, replaced, supplemented or otherwise amended from time to time in accordance with the terms thereof.

        "Funding Agreement Event of Default" means an "Event of Default" as defined in the relevant Funding Agreement.

        "Holder" has the meaning set forth in the Indenture.

        "Indebtedness" has the meaning set forth in the Indenture.

        "Indenture" means the Indenture to be entered into between the Trust and the Indenture Trustee, as the same may at any time be amended, modified or supplemented from time to time.

        "Indenture Trustee" means the party named as such in the preamble to the Indenture and, subject to the provisions of Article 7 of the Indenture, shall also include its successors and assigns as Indenture Trustee thereunder. If there shall be at any time more than one Indenture Trustee under the Indenture, "Indenture Trustee" shall mean each such Indenture Trustee and shall apply to each such Indenture Trustee only with respect to those Series of Notes with respect to which it is serving as Indenture Trustee.

        "Investment Company Act" means the Investment Company Act of 1940, as amended, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

        "Issuance Date" has the meaning specified in each Trust Series Agreement.

        "License Agreement" means the License Agreement to be entered into between the Trust and Protective Life.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

        "Notes" means the senior secured notes of the Trust issued pursuant to the Indenture.

        "Paying Agent" has the meaning set forth in the Indenture.

        "Payment Account" means each segregated non-interest-bearing corporate trust account for the relevant Trust Series maintained by the Delaware Trustee in its trust department in which all amounts paid to the Delaware Trustee in respect of the relevant Collateral will be held and from which the Delaware Trustee shall make payments pursuant to Section 3.01(b) and Article 8 hereof, to the extent such amounts are paid to the Delaware Trustee and deposited in the Payment Account.

        "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, business trust, statutory trust or other organization, whether or not a legal entity, and governments and agencies and political subdivisions thereof.

        "Pricing Supplement" means, with respect to a Series of Notes or a Tranche of Notes, the pricing supplement prepared by the Trust, in consultation with Protective Life, in connection with such Series or Tranche of Notes and agreed to by Protective Life, the Trust and the relevant dealers or agents under the Program Distribution Agreements, as such Pricing Supplement may be amended, modified, supplemented or replaced from time to time.

        "Program Distribution Agreements" means, with respect to any Series of Notes, (a) the Distribution Agreement to be entered into among the Trust, Protective Life and the dealer(s) named therein relating to that Series of Notes, as the same may at any time be amended, modified or supplemented and the applicable Terms Agreement and (b) the Selling Agreement to be entered into among the Trust, Protective Life and the agents named therein relating to that Series of Notes, as the same may at any time be amended, modified or supplemented and the applicable Terms Agreement.

        "Program Documents" means each Note, the Indenture, this Agreement, the Administrative Services Agreement, the License Agreement, the Expense and Indemnity Agreement, the relevant Trust Series Agreement, the Terms Agreement(s), the Program Distribution Agreements, the relevant Funding Agreement(s) and any other documents or instruments entered into by, or with respect to, the Trust and/or any Trust Series.

        "Protective Life" means Protective Life Insurance Company, a life insurance company organized and licensed under the laws of the State of Tennessee, or any successor thereto.

        "Ratings Agencies" means Moody's Investors Services, Inc., Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and any other rating agency which provides a rating for any Notes issued by the Trust.

        "Registrar" has the meaning specified in Section 4.04.

        "Register" has the meaning set forth in the Indenture.

        "SEC Documents" means (a) any registration statement, including any preliminary prospectus or prospectus supplement thereto and the exhibits included therein, any pre-effective or post-effective amendments thereto and any registration statements filed thereafter under the Securities Act, relating to the registration under the Securities Act of any Series of Notes and the Funding Agreements, (b) any Pricing Supplement relating to a Series or a Tranche of Notes and (c) any other documents, filings or forms required to be filed by the Trust under the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act, or any securities laws, rules or regulations of any state or any rules or regulations of any national securities exchange or market quotation dealer system or the National Association of Securities Dealers, Inc.

        "Secretary of State" means the Secretary of State of the State of Delaware.

        "Securities Act" means the Securities Act of 1933, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

        "Securities Register" has the meaning specified in Section 4.04.

        "Securityholder" means each Person in whose name any Trust Security is registered in the Securities Register or Register.

        "Series" or "Series of Notes" means a series of Notes, issued by the Trust comprised of one or more Tranches, the terms of which Tranche or Tranches of Notes are identical except that the issue date and the issue price may be different in respect of different Tranches and a Series may comprise Notes in more than one denomination.

        "Terms Agreement" has the meaning specified in the applicable Program Distribution Agreement.

        "Tranche" or "Tranche of Notes" means Notes which are issued on the same issue date, the terms of which are identical in all respects (except that a Tranche may comprise Notes in more than one denomination). Each Series may have one or more Tranches of Notes.

        "Transfer Agent" has the meaning specified in the Indenture.

        "Trust" means Protective Life Secured, a statutory trust organized in series formed under the laws of the State of Delaware and created by the Certificate of Trust and this Agreement.

        "Trust Expenses" means any liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally and not with respect to a particular Trust Series.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

        "Trust Security" means a Note or any Trust Series Beneficial Interest Certificate.

        "Trust Series" means, with respect to the Trust, a segregated pool of Trust assets identified with a separate series of the Trust pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Statutory Trust Act or the Trust, with respect to such a series, as the case may be.

        "Trust Series Agreement" means, with respect to each Trust Series and the related Series of Notes, the related Trust Series Agreement in the form of Exhibit B to this Agreement, as the same may be amended, modified or supplemented.

        "Trust Series Beneficial Interest" means each undivided beneficial interest in the assets held in each Trust Series, having such rights as provided for herein.

        "Trust Series Beneficial Interest Certificate" means each certificate with the nominal amount of $100 evidencing ownership of the relevant Trust Series Beneficial Interest, substantially in the form of Exhibit A.

        "Trust Series Beneficial Owner" means the Person identified as the "Trust Series Beneficial Owner" in the preamble to this Agreement, in its capacity as the sole beneficial owner of each Trust Series.

        "Trust Series Expenses" means any liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Trust Series and not the Trust generally.

        "Trust Series Expiration Date" has the meaning specified in each Trust Series Agreement.

        "UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that, with respect to the perfection, effect of perfection or non-perfection, or priority of any security interest in the Collateral, "UCC" shall mean the applicable jurisdiction whose law governs such perfection, non-perfection or priority.

        Section 1.02.    Usage of Terms.    With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, facsimile, electronic transmissions and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments hereto or changes herein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

        Section 1.03.    Section References.    All references to Articles, sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

ARTICLE 2
Creation of Trust

        Section 2.01.    Name of the Trust.    The Trust created under this agreement shall be known as "Protective Life Secured." The Trust's activities shall be conducted under the name of the Trust.

        Section 2.02.    Office of the Delaware Trustee; Principal Place of Business.    The principal office of the Trust and of each Trust Series shall be in care of the Delaware Trustee at the Corporate Trust Office, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Trust Series Beneficial Owner, the Indenture Trustee, the Administrator and the Ratings Agencies.

        Section 2.03.    Statutory Trust.    It is the intention of the parties hereto that the Trust constitute a statutory trust organized in series under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of the Trust. Pursuant to Section 3810 of the Delaware Statutory Trust Act, the Delaware Trustee shall file a Certificate of Trust with the Delaware Secretary of State on the date hereof to form the Trust. The parties hereto hereby appoint the Delaware Trustee as trustee of the Trust and each Trust Series, to have all rights, powers and duties set forth herein and in accordance with the applicable law with respect to accomplishing the purposes of the Trust.

        Section 2.04.    Trust Series.    The Trust is a statutory trust organized in series pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Statutory Trust Act, such that each Trust Series shall be a separate series of the Trust within the meaning of Section 3806(b)(2) of the Delaware Statutory Trust Act. As such, separate and distinct records shall be maintained for each Trust Series and the assets of the Trust associated with each Trust Series shall be held and accounted for separately from the other assets of the Trust and the assets held in any other Trust Series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Trust Series shall be enforceable solely against the assets held in the relevant Trust Series, and not against the assets of the Trust generally or the assets held in any other Trust Series. There will be a separate Trust Series created pursuant to each Trust Series Agreement and corresponding to each Series of Notes issued pursuant to the Indenture.

        Section 2.05.    Issuance of the Trust Series Beneficial Interest Certificate.    Contemporaneously with the execution and delivery of each Trust Series Agreement, the Delaware Trustee, on behalf of the Trust, shall execute and deliver to the Trust Series Beneficial Owner a Trust Series Beneficial Interest Certificate representing the Trust Series Beneficial Interest for the related Trust Series having the nominal amount of $100, and shall cause the Trust Series Beneficial Owner to be recorded as the registered owner of such Trust Series Beneficial Interest on the Trust Series' Securities Register, against payment of $100 by the Trust Series Beneficial Owner to, or an account at the direction of, the Delaware Trustee.

        Section 2.06.    Issuance of the Series of Notes.    Contemporaneously with the execution and delivery of each Trust Series Agreement, the Trust shall, in accordance with the Indenture, issue and deliver or cause to be issued and delivered the aggregate principal amount of the Series of Notes, or Notes of the Tranche, specified in the related Pricing Supplement or supplement to the Indenture against payment therefor. The Notes issued in respect of a Trust Series shall constitute a separate Series of Notes which may be comprised of one or more Tranches of Notes. The Holders of each Series of Notes shall only have a right to receive payments from the Collateral related to such Series of Notes as described in the Indenture and shall have no right to receive payments under the Collateral related to any other Series of Notes or other assets held in any other Trust Series or the assets of the Trust generally.

        Section 2.07.    Security Interest in the Collateral.    Contemporaneously with the issuance and delivery of a Series of Notes, pursuant to the Indenture, the Trust shall collaterally assign and grant to the Indenture Trustee, for the benefit of the Holders of such Notes, a first priority perfected security interest in and to the Collateral, including, without limitation, Funding Agreement(s) purchased by the Trust. The Delaware Trustee, on behalf of the Trust, shall acknowledge, in the relevant Trust Series Agreement and with respect to the relevant Trust Series, the Trust's duties set forth in this Section 2.07.

        Section 2.08.    Purposes of the Trust.    The exclusive purposes and functions of the Trust and each Trust Series are (a) to issue and sell the Notes and the Trust Series Beneficial Interests, (b) to use the proceeds of the sale of the Notes and the Trust Series Beneficial Interest Certificate to acquire one or more Funding Agreements, (c) to pay amounts due in respect of the Notes and the Trust Series Beneficial Interests, (d) to enter into the agreements and to take such actions as the Delaware Trustee has the power and authority to take pursuant to Section 7.01, as applicable, and (e) to engage in those activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities).

        Section 2.09.    Assets of the Trust Series.    The assets held in each Trust Series shall consist of the Collateral held in such Trust Series.

        Section 2.10.    Title to Collateral.    Legal title to the Collateral shall be vested at all times in the Trust as a separate legal entity and shall be held and administered by the Delaware Trustee for the benefit of the relevant Trust Series and each Securityholder with respect to the relevant Trust Series, except that with respect to the Collateral collaterally assigned to the Indenture Trustee, legal title to the Collateral shall be vested at all times in the Indenture Trustee, for the benefit of the applicable Holders.

        Section 2.11.    Allocation of Trust Expenses and Trust Series Expenses.    Any costs and expenses of the Trust or any costs and expenses of the Trust Series shall be paid by Protective Life pursuant to the Expense and Indemnity Agreement to the extent provided therein.

        Section 2.12.    Liability.    None of the Delaware Trustee or the Securityholders shall have any personal liability for any liability or obligation of the Trust or any Trust Series.

        Section 2.13.    Income Tax Treatment; Tax Returns and Reports.

        (a)  The Trust and the Trust Series Beneficial Interest Owner agree, and by acceptance of a beneficial interest in a Note each holder of a beneficial interest in a Note agrees, for U.S. federal, state and local income and franchise tax purposes, to treat (i) the related Trust Series as a separate grantor trust, (ii) such Note as an ownership interest in such grantor trust and (iii) the related Funding Agreement(s) as debt of Protective Life.

        (b)  The Delaware Trustee shall, or so long as there is an Administrator, the Administrator shall, pursuant to the Administrative Services Agreement, prepare and file or cause to be prepared and filed, consistent with the treatment of each Trust Series as a separate grantor trust, all federal, state and local income tax and information returns and reports required to be filed with respect to the Trust, each Trust Series and the Notes related to each Trust Series under any applicable federal, state or local tax statute or any rule or regulation under any of them. At the request of the Administrator, the Delaware Trustee shall sign and, in accordance with instructions provided by the Administrator, file any federal, state or local income tax and information returns and reports prepared by, or at the direction of, the Administrator pursuant to this Section 2.13. The Delaware Trustee shall keep copies or cause copies to be kept of the tax and information returns (including Internal Revenue Service Form 1041) and reports prepared and filed and provided to it by the Administrator.

        Section 2.14.    Situs of Trust.    The Trust shall be located in the State of Delaware and administered in the State of Delaware subject to the activities of the Administrator in North Carolina. All bank accounts maintained by the Delaware Trustee on behalf of the Trust and each Trust Series shall be located in the State of Delaware except that those accounts established under the Indenture shall be maintained with the Indenture Trustee in accordance with the Indenture. The Trust shall not have any employees in any state other than in the State of Delaware. Except as set forth in the Program Documents, payments will be received by the Trust only in the State of Delaware and payments will be made by the Trust only from the State of Delaware.

ARTICLE 3
Payment Accounts

        Section 3.01.    Payment Accounts.

        (a)  On or prior to the Issuance Date of each Trust Series, the Delaware Trustee shall establish a separate Payment Account with respect to that Trust Series. The Delaware Trustee and any agent of the Delaware Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Accounts for the purpose of making deposits in and withdrawals from the Payment Accounts in accordance with this Agreement, the relevant Trust Series Agreement and the Indenture. Subject to the Indenture, all monies or other property received by the Delaware Trustee on behalf of each Trust Series in respect of the relevant Collateral will be deposited in the related Payment Account. All monies and other property deposited or held from time to time in each relevant Payment Account shall be held by the Delaware Trustee in such Payment Account for the exclusive benefit of the Trust Series Beneficial Owner, subject to the security interest in the relevant Collateral in favor of the Indenture Trustee on behalf of the Holders of the relevant Series of Notes, and for distribution by the Delaware Trustee as herein provided, including (and subject to) any priority of payments provided for herein.

        (b)  Except for payments made on the Trust Series Expiration Date or otherwise pursuant to Section 8.03 of this Agreement and subject to Section 3.01(a) of this Agreement, all monies and other property deposited into the Payment Account with respect to a Trust Series shall be distributed by the Trust as follows:

        first, to the Indenture Trustee for the payment of all amounts then due and unpaid upon the Notes of the relevant Series, if any, in accordance with the Indenture; and

        second, to the Trust Series Beneficial Owner all of the amounts that would be payable under clause first of Section 5.02 of the Indenture to the Trust Series Beneficial Owner if the Trust Series Beneficial Owner held a Note related to such Trust Series with an original principal amount of $100. Any remaining monies and other property deposited into the Payment Account with respect to a Trust Series shall be distributed ratably in proportion to their original principal amounts to the Holders last noted in the Register as the Holders of the Notes of the relevant Series and Trust Series Beneficial Owner of the relevant Trust Series (as if the Trust Series Beneficial Owner held a Note related to such Trust Series with an original principal amount of $100).

        (c)  The Delaware Trustee shall deposit in the relevant Payment Account, promptly upon receipt, any payments received with respect to the relevant Collateral. Amounts held in the Payment Accounts shall not be invested by the Delaware Trustee pending the distribution of such amounts to cover the Trust's obligations on the related Notes or the related Trust Series Beneficial Interest.

ARTICLE 4
Trust Securities

        Section 4.01.    Initial Ownership.    Upon the creation of a Trust Series, the Trust Series Beneficial Owner shall be the sole beneficial owner of such Trust Series.

        Section 4.02.    Notes and Trust Series Beneficial Interest Certificates.

        (a)  The Notes will be issued pursuant to and be governed by the Indenture.

        (b)  Upon the creation of each Trust Series, the Delaware Trustee shall execute and deliver a Trust Series Beneficial Interest Certificate to the Trust Series Beneficial Owner in exchange for payment in cash of $100.00. Each Trust Series Beneficial Interest Certificate (i) shall be substantially in the form of Exhibit A and (ii) shall be executed with respect to the Trust Series by the manual or facsimile signature of the Delaware Trustee. The Trust Series Beneficial Interest Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign with respect to the relevant Trust Series shall be validly issued and entitled to the benefits of this Agreement and the relevant Trust Series Agreement, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such security certificates.

        Section 4.03.    Execution and Delivery of the Trust Series Beneficial Interest Certificates.    On the Issuance Date for each Trust Series, subject to receipt of payment in respect thereof, the Delaware Trustee shall cause the Trust Series Beneficial Interest Certificate to be executed and delivered to the Trust Series Beneficial Owner.

        Section 4.04.    Registration of Transfer of Trust Series Beneficial Interest Certificates.

        (a)  The Delaware Trustee or its agent (in this capacity, the "Registrar") shall maintain a register or registers for each Trust Series for the purpose of registering the transfer of the relevant Trust Series' Trust Series Beneficial Interest Certificate (a "Securities Register").

        (b)  Upon the surrender for registration of transfer of any Trust Series Beneficial Interest Certificate, the Delaware Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Trust Series Beneficial Interest Certificates in authorized denominations of the same aggregate amount.

        (c)  The Registrar shall not be required to register the transfer of any Trust Series Beneficial Interest Certificate in any manner inconsistent with the terms of such Trust Series Beneficial Interest Certificate or the Indenture.

        Section 4.05.    Mutilated, Destroyed, Lost or Stolen Certificates.    If (a) any mutilated Trust Series Beneficial Interest Certificate is surrendered to the Registrar, or in the case of an alleged lost, stolen or destroyed Trust Series Beneficial Interest Certificate, the Registrar receives evidence to its satisfaction of the loss, theft or destruction of any Trust Series Beneficial Interest Certificate, and (b) there is delivered to the Registrar such security or indemnity as may be required by it to save it and the Trust harmless, then, in the absence of notice to the Registrar that such security certificate has been acquired by a protected purchaser, the Registrar shall, on behalf of the Trust, execute, authenticate and deliver, in exchange for or in lieu of any such lost, stolen, mutilated or destroyed security certificate, a new security certificate in the same aggregate face amount. In connection with the issuance of any new security certificate under this Section 4.05, the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Registrar) connected therewith. Any duplicate security certificate issued pursuant to this Section 4.05 shall constitute conclusive evidence of a beneficial interest in the assets held in the related Trust Series, as if originally issued, whether or not the lost, stolen or destroyed certificate shall be found at any time.

        Section 4.06.    Persons Deemed Holders of Trust Securities.    The Delaware Trustee, Administrator and the Registrar shall treat the Person in whose name any Trust Series Beneficial Interest Certificate is registered as the owner of such Trust Series Beneficial Interest Certificate for all purposes whatsoever, and none of the Delaware Trustee, Administrator and the Registrar shall be bound by any notice to the contrary. The Delaware Trustee and the Administrator shall treat the Person determined in accordance with Section 2.11 of the Indenture as the owner of the applicable Note(s) for all purposes whatsoever, and neither the Delaware Trustee nor the Administrator shall be bound by any notice to the contrary.

        Section 4.07.    Maintenance of Office.    Subject to the provisions of the Indenture, the Delaware Trustee shall maintain an office or offices where the Trust Series Beneficial Interest Certificates may be surrendered for registration of transfer and where notices and demands to or upon the Delaware Trustee in respect of the Trust Securities may be served. The Delaware Trustee initially designates its Corporate Trust Office as the office for such purposes. The Delaware Trustee shall give prompt written notice to the Trust Series Beneficial Owner and the Indenture Trustee of any change in the location of the register or any office or agency.

        Section 4.08.    Ownership of the Trust Series Beneficial Interest.    On the Issuance Date of each Trust Series, the Trust Series Beneficial Owner shall acquire and retain beneficial and record ownership of the Trust Series Beneficial Interest for the related Trust Series. To the fullest extent permitted by law, any attempted transfer of Trust Series Beneficial Interest Certificates shall be void. Each Trust Series Beneficial Interest Certificate shall bear a legend stating "TO THE FULLEST EXTENT PERMITTED BY LAW, THIS TRUST SERIES BENEFICIAL INTEREST CERTIFICATE IS NOT TRANSFERABLE AND ANY ATTEMPTED TRANSFER HEREOF SHALL BE VOID".

ARTICLE 5
Voting; Acts of Securityholders; Meetings

        Section 5.01.    Limitations on Voting Rights.    Except as provided in this Agreement or in a Trust Series Agreement or in the Indenture or as otherwise required by law, no Holder of Trust Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust, any Trust Series or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

        Section 5.02.    Meetings of the Trust Series Beneficial Owner.    No annual or other meeting of the Trust Series Beneficial Owner of each Trust Series is required to be held.

ARTICLE 6
Representations and Warranties

        Section 6.01.    Delaware Trustee.    The Delaware Trustee represents and warrants for the benefit of the Securityholders as follows:

        (a)  it is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it is a "bank" within the meaning of Section 581 of the Code;

        (b)  it is a "United States person" within the meaning of Section 7701(a)(30) of the Code;

        (c)  it has full corporate or other power, authority and legal right to execute, deliver and perform its obligations under this Agreement and any Trust Series Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

        (d)  this Agreement has been duly authorized, executed and delivered by it and constitutes the valid and legally binding agreement of it enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

        (e)  neither the execution or delivery by it of this Agreement or any Trust Series Agreement, nor the performance by it of its obligations hereunder or thereunder, will (i) violate its organizational documents, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties or assets held in a Trust Series pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the State of Delaware or the United States governing the banking, trust or general powers of it or any order, judgment or decree applicable to it;

        (f)    the authorization, execution or delivery by it of this Agreement or any Trust Series Agreement and the consummation of any of the transactions by it contemplated hereby or thereby do not require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency (other than the filing of the Certificate of Trust with the Secretary of State); and

        (g)  there are no proceedings pending or, to the best of its knowledge, threatened against or affecting it in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of it to enter into or perform its obligations under this Agreement.

        Section 6.02.    Trust Series Beneficial Owner.    The Trust Series Beneficial Owner hereby represents and warrants that, to the fullest extent permitted by law, it has irrevocably waived any right or interest it may have under this Agreement and any Trust Series Agreement, by operation of law or equity, to direct or otherwise require the Delaware Trustee to initiate or consent to any bankruptcy, insolvency or receivership proceedings, it being expressly understood that any such action by the Delaware Trustee shall be undertaken or refrained from, in the Delaware Trustee's sole and absolute discretion, without regard to any rights or interests of the Trust Series Beneficial Owner.

ARTICLE 7
Delaware Trustee

        Section 7.01.    General Authority.

        (a)  The Delaware Trustee shall conduct the affairs of the Trust in accordance with the terms of this Agreement and the Trust Series Agreements. In addition to any other duties under this Agreement, the Delaware Trustee shall be the trustee of the Trust for the purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act. Subject to the limitations set forth in Section 7.01(b) hereof, the Delaware Trustee shall have the power and authority to act on behalf of the Trust and, where applicable, each Trust Series, with respect to the following matters:

          (i)    to execute and deliver the Notes and Trust Series Beneficial Interests in accordance with this Agreement and the Indenture;

          (ii)  to cause the Trust to perform on behalf of itself and each Trust Series, as applicable, the Trust Series Agreements and the Agreement and to enter into, and to execute, deliver and perform on behalf of itself and each Trust Series, as applicable, the Indenture, the Program Distribution Agreements, the Trust Securities, the Terms Agreement, the License Agreement, the Expense and Indemnity Agreement, the Administrative Services Agreement, the relevant Funding Agreement(s) and such other certificates, other documents or agreements as may be necessary, contemplated by or desirable in connection with the purposes and function of the Trust and the Trust Series or any of the above-referenced agreements;

          (iii)  subject to the Indenture, to purchase, receive and maintain custody of the Funding Agreements and to exercise all of the rights, powers and privileges of an owner or policyholder of the Funding Agreements;

          (iv)  to grant to the Indenture Trustee a first priority perfected security interest in the Collateral for any Series of Notes and to collaterally assign the rights, title and interest of the Trust in such Collateral to the Indenture Trustee for the benefit of the Holders of such Series of Notes and to seek release of such security interest upon payment in full of all amounts required to be paid with respect to the Series of Notes pursuant to the terms and conditions of the Series of Notes or the Indenture;

          (v)  to establish the Payment Accounts;

          (vi)  to cause any transfer of the Trust Series Beneficial Interests to be registered in accordance with this Agreement and the relevant Trust Series Agreement;

          (vii) to send notices regarding the Trust Securities and the Funding Agreements to Protective Life, the Indenture Trustee, the Ratings Agencies, the Trust Series Beneficial Owner and the applicable agents and dealers appointed under the applicable Program Distribution Agreements in accordance with the Funding Agreements and this Agreement;

          (viii)  to take all actions necessary or appropriate to enable the Trust and each Trust Series to comply with Section 2.13 hereof regarding income tax treatment, tax returns and information reporting;

          (ix)  after the occurrence of a Funding Agreement Event of Default actually known to a Responsible Officer of the Delaware Trustee, subject to the Indenture, to take any action as it may from time to time determine (based solely upon the advice of counsel) is necessary or advisable to give effect to the terms of this Agreement and the relevant Trust Series Agreement and to protect and conserve the Collateral for the benefit of each Securityholder (without consideration of the effect of any such action on any particular Securityholder) and, within five Business Days after the occurrence of a Funding Agreement Event of Default actually known to a Responsible Officer of the Delaware Trustee, to give notice thereof to the Trust Series Beneficial Owner and the Indenture Trustee;

          (x)  to the extent permitted by this Agreement, to participate in the winding up of the affairs of and liquidation of the Trust and each Trust Series and assist with the preparation, execution and filing of a certificate of cancellation with the Secretary of State;

          (xi)  subject to the Indenture, to take any action and to execute any documents on behalf of the Trust and each Trust Series, incidental to the foregoing as the Delaware Trustee may from time to time determine (based on the advice of counsel) is necessary or advisable to give effect to the terms of this Agreement or the relevant Trust Series Agreement for the benefit of each Securityholder (without consideration of the effect of any such action on any particular Securityholder);

          (xii) to execute and file documents with the Secretary of State; and

          (xiii)  to accept service of process on behalf of the Trust and each Trust Series in the State of Delaware.

        It is expressly understood and agreed that the Delaware Trustee shall be entitled to engage outside counsel, independent accountants and other experts appointed with due care to assist the Delaware Trustee in connection with the performance of its duties and powers set forth in this Section 7.01(a), including, without limitation, the preparation of all tax reports and returns, securities law filings, certificates, reports, opinions, notices or any other documents. The Delaware Trustee shall be entitled to rely conclusively on the advice of such counsel, accountants and other experts in the performance of all its duties hereunder and shall have no liability for any documents prepared by such counsel, accountants or experts or any action or inaction taken pursuant to the advice of such counsel, accountants or experts. Any expenses of such counsel, accountants and experts shall be paid by Protective Life in accordance with the Expense and Indemnity Agreement to the extent provided therein.

        (b)  So long as this Agreement remains in effect, the Trust (and the Delaware Trustee and the Administrator acting on behalf of the Trust) shall not undertake any business, activity or transaction except as expressly provided for or contemplated by this Agreement, the relevant Trust Series Agreement or the Indenture. In particular, the Trust shall not, except as otherwise contemplated by the Indenture:

          (i)    sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held by the Trust or in any Trust Series (as of the date of this Agreement, the relevant Trust Series Agreement or thereafter acquired), including, without limitation, any portion of the relevant Collateral, except as expressly permitted under the Indenture;

          (ii)  engage in any business or activity other than in connection with, or relating to, the performance of this Agreement and any Trust Series Agreement and the execution, delivery and performance of any documents, including the Program Documents (other than this Agreement or any Trust Series Agreement as set forth above), relating to any Notes issued under the Indenture and the transactions contemplated thereby, and the issuance of the Notes pursuant to the Indenture;

          (iii)  incur or otherwise become liable, directly or indirectly, for any Indebtedness or Contingent Obligation except for the Notes issued pursuant to the Indenture and the transactions contemplated under the Indenture;

          (iv)  (a) permit the validity or effectiveness of the Indenture or any grant of security interest in or assignment for collateral purposes of the relevant Collateral to be impaired, or permit a Lien created under the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under any document or agreement assigned to the Indenture Trustee, except as may be expressly permitted under the Indenture, (b) create, incur, assume or permit any Lien or other encumbrance (other than a Lien created under the Indenture) on any of its properties or assets owned or thereafter acquired, or any interest therein or the proceeds thereof, or (c) permit a Lien created under the Indenture not to constitute a valid first priority perfected security interest in the relevant Collateral;

          (v)  amend, modify or fail to comply with any material provision of this Agreement or any Trust Series Agreement, except for any amendment or modification of this Agreement or any such Trust Series Agreement expressly permitted thereunder;

          (vi)  own any subsidiary or lend or advance any funds to, or make any investment in, any Person, except for an investment in Funding Agreements or the investment of any funds held by the Indenture Trustee, Paying Agent, Delaware Trustee or Administrator as provided in the Indenture, this Agreement or the Trust Series Agreement;

          (vii) directly or indirectly declare or make any distribution or other payment to, or redeem or otherwise acquire or retire for value the interests of, the Trust Series Beneficial Owner if any amount under the Notes of the related Series of Notes is due and unpaid, or directly or indirectly redeem or otherwise acquire or retire for value any Indebtedness or Contingent Obligation other than the Notes if the Notes of the related Series of Notes remain outstanding;

          (viii)  exercise any rights with respect to the relevant Collateral except at the written direction of, or with the prior written approval of, the Indenture Trustee;

          (ix)  cause or, to the fullest extent permitted by law, permit the sale or other transfer of all or a portion of any Trust Series Beneficial Interest previously issued by the Trust, or cause or, to the fullest extent permitted by law, permit the creation, incurrence, assumption or existence of any Lien on, all or a portion of any relevant Trust Series Beneficial Interest;

          (x)  become an "investment company" or come under the "control" of an "investment company," as such terms are defined in the Investment Company Act;

          (xi)  enter into any transaction of merger or consolidation or liquidate or dissolve itself (or, to the fullest extent permitted by law, suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any Person;

          (xii) have any subsidiaries, employees or agents other than the Delaware Trustee, the Administrator and other persons necessary to conduct its business and enter into transactions contemplated under the Program Documents;

          (xiii)  have an interest in any bank account other than (a) those accounts required under the Program Documents, and (b) those accounts expressly permitted by the Indenture Trustee; provided that any interest therein shall be charged or otherwise secured in favor of the Indenture Trustee;

          (xiv) permit any Affiliate, employee or officer of Protective Life or any agent of Protective Life or dealer to be a trustee of the Trust;

          (xv) issue any Notes under the Indenture unless (a) the Trust, with respect to the relevant Trust Series, has purchased or will simultaneously purchase one or more Funding Agreements from Protective Life to secure such Notes, (b) Protective Life has affirmed in writing to the Trust that it has made or simultaneously will make changes to its books and records to reflect the granting of a security interest in, and the making of an assignment for collateral purposes of, the relevant Funding Agreements by the Trust, to the Indenture Trustee and (c) the Trust has taken such other steps as may be necessary to cause the grant of security interest in, and assignment for collateral purposes of, the relevant Collateral to the Indenture Trustee to be perfected for purposes of the UCC or effective against the Trust's creditors and subsequent purchasers of the relevant Collateral pursuant to insurance or other applicable law;

          (xvi) commingle the assets held in the Trust or any Trust Series with assets of any Trust Series or any other Trust Series, respectively, or with any of its Affiliates, or guarantee any obligation of any of its Affiliates (including any Trust Series); or

          (xvii)  maintain any joint account with any Person or become a party, whether as co-obligor or otherwise, to any agreement to which any Person is a party (other than in respect of the Program Documents), or become liable as a guarantor or otherwise with respect to any Indebtedness or contractual obligation of any Person.

        (c)  The Trust, Delaware Trustee and Administrator acting on behalf of the Trust and each Trust Series shall not, notwithstanding any other provision of this Agreement and the relevant Trust Series Agreement, take any action that would cause any Trust Series not to be treated as a grantor trust for U.S. federal income tax purposes.

        (d)  The Delaware Trustee shall, based on the advice of counsel, defend against all claims and demands of all Persons at any time claiming any Lien on any of the assets of the Trust adverse to the interest of the Trust, any Trust Series or any Securityholder, other than the security interests in the relevant Collateral granted in favor of the Indenture Trustee for the benefit of each Holder of the relevant Series of Notes pursuant to the Indenture.

        (e)  If and for so long as the Funding Agreements are held by the Delaware Trustee for the benefit of the relevant Trust Series, the Delaware Trustee shall not (i) waive any default under the relevant Funding Agreement(s) or (ii) consent to any amendment, modification or termination of the relevant Funding Agreement(s), without, in each case, obtaining the prior approval of the Indenture Trustee in accordance with the Indenture and an opinion of counsel experienced in such matters to the effect that any such action shall not cause any Trust Series not to be treated as a grantor trust for U.S. federal income tax purposes. The Delaware Trustee, upon a Responsible Officer obtaining actual knowledge of the occurrence of a Funding Agreement Event of Default, will notify the Indenture Trustee of any such Funding Agreement Event of Default.

        (f)    The Delaware Trustee is authorized and directed to conduct the affairs of the Trust and each Trust Series and to operate the Trust and each Trust Series (i) so that the Trust and each Trust Series will not become required to register as an "investment company" under the Investment Company Act, and (ii) so that each Trust Series will not fail to be treated as a grantor trust for U.S. federal income tax purposes. In connection with the preceding sentence, the Delaware Trustee shall have no duty to determine whether any action it takes complies with the preceding sentence and shall be entitled to rely conclusively on an opinion of counsel with respect to any such matters.

        Section 7.02.    General Duties.    It shall be the duty of the Delaware Trustee to discharge, or cause to be discharged, all of its responsibilities pursuant to the terms of this Agreement, or any other documents or instruments to which it is a party, and to administer the Trust and each Trust Series, in accordance with the provisions of this Agreement and the other Program Documents and any other documents or instruments to which the Trust is a party. Notwithstanding the foregoing, the Delaware Trustee shall be deemed to have discharged its duties and responsibilities under this Agreement and any other documents or instruments to which it is a party to the extent (a) such duties and responsibilities shall have been performed by the Administrator and (b) the Administrator is required or permitted hereunder, under the Administrative Services Agreement or under any other documents or instruments to which the Trust is a party to perform such act or discharge such duty of the Delaware Trustee, the Trust or any Trust Series; provided, however, that the Delaware Trustee shall not be held liable for the default or failure of the Administrator to carry out its required obligations hereunder or thereunder.

        Section 7.03.    Specific Duties.

        (a)  The Delaware Trustee will manage the business and affairs of the Trust and each Trust Series in accordance with the terms of the Delaware Statutory Trust Act; provided, however, that the Delaware Trustee undertakes to perform only such duties as are specifically set forth in this Agreement and each relevant Trust Series Agreement and as it may be directed from time to time by the Trust Series Beneficial Owner and the Indenture Trustee in accordance with the terms of this Agreement and the Indenture.

        (b)  The Delaware Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Collateral except as expressly required or permitted by the terms of this Agreement, each relevant Trust Series Agreement and the Indenture.

        Section 7.04.    Acceptance of Trust and Duties; Limitation on Liability.    The Delaware Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to the same, but only upon the terms of this Agreement and each Trust Series Agreement. No implied covenants or obligations shall be read into this Agreement or any Trust Series Agreement. The Delaware Trustee shall not be liable hereunder under any circumstances or for any action or failure to act, except for (i) its own willful misconduct, bad faith or gross negligence, (ii) its failure to use ordinary care to disburse funds, or (iii) the inaccuracy of any representation or warranty contained herein expressly made by it. In particular (but without limitation), subject to the exceptions set forth in the preceding sentence:

        (a)  the Delaware Trustee shall not be liable for any error of judgment made in good faith by any of its responsible officers, unless such error of judgment constitutes gross negligence;

        (b)  the Delaware Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written instructions of the Trust Series Beneficial Owner or the Indenture Trustee or pursuant to the advice of counsel, accountants or other experts selected by it in good faith, so long as such action or omission is consistent with the terms of this Agreement and the Indenture;

        (c)  no provision of this Agreement or any Trust Series Agreement shall require the Delaware Trustee to expend or risk personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Delaware Trustee has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

        (d)  under no circumstances shall the Delaware Trustee be liable for indebtedness or other obligations evidenced by or arising under this Agreement, or any Trust Series Agreement, the Funding Agreements or any related document, including the principal of and interest on the Notes and payments on the Trust Series Beneficial Interests;

        (e)  the Delaware Trustee shall not be responsible for, or in respect of, the validity or sufficiency of this Agreement or any related document or for the due execution hereof or thereof by any party (except by the Delaware Trustee itself) or for the form, character, genuineness, sufficiency, value or validity of any of the Collateral, other than, in the case of the Delaware Trustee, the execution of any certificate, including any certificate of authentication on the Trust Beneficial Interest Certificates;

        (f)    the Delaware Trustee shall not be liable for any action, inaction, default or misconduct of the Administrator, the Indenture Trustee or any Paying Agent under the Indenture, the Notes or any related documents or otherwise, and the Delaware Trustee shall not have any obligation or liability to perform the obligations of the Trust or any Trust Series under this Agreement, any Trust Series Agreement or any related document or under any federal, state, foreign or local tax or securities law, in each case, that are required to be performed by other Persons, including the Administrator hereunder or under the Administrative Services Agreement or the Indenture Trustee under the Indenture;

        (g)  the Delaware Trustee shall not be liable for any action, inaction, default or misconduct of Protective Life, and the Delaware Trustee shall not have any obligation or liability to perform the obligations of Protective Life under the Funding Agreements or any related documents;

        (h)  the Delaware Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any Trust Series Agreement, or to institute, conduct or defend any litigation under this Agreement, any Trust Series Agreement or otherwise or in relation to this Agreement, any Trust Series Agreement or any related document, at the request, order or direction of any Person unless such Person has offered to the Delaware Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Delaware Trustee. The right of the Delaware Trustee to perform any discretionary act enumerated in this Agreement, any Trust Series Agreement or in any related document shall not be construed as a duty, and the Delaware Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act;

        (i)    except as expressly provided herein, in accepting the trusts hereby created the Delaware Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Agreement shall look only to the Trust's property for payment or satisfaction thereof;

        (j)    the Delaware Trustee shall not have any responsibility or liability for or with respect to the genuineness, value, sufficiency or validity of any Collateral, and the Delaware Trustee shall in no event assume or incur any liability, duty or obligation to the holders of the Trust Series Beneficial Interest Certificates or any other Person other than as expressly provided for herein;

        (k)  the Delaware Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document;

        (l)    every provision of this Agreement and the relevant Trust Series Agreement relating to the Delaware Trustee shall be subject to the provisions of this Article 7;

        (m)  except in accordance with the written instructions furnished by the Trust Series Beneficial Owner or as provided herein, the Delaware Trustee shall have no duty (i) to see to any recording or filing of any document, (ii) to confirm or verify any financial statements of the Trust Series Beneficial

Owner or the Indenture Trustee, (iii) to inspect the Trust Series Beneficial Owner's or the Indenture Trustee's books and records at any time or (iv) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, except to the extent the Delaware Trustee has received funds, on behalf of the Trust, pursuant to the Expense and Indemnity Agreement from Protective Life in satisfaction of any such tax, assessment or other governmental charge or any lien or encumbrance of any kind and in accordance with payment or transfer instructions provided by Protective Life;

        (n)  the Delaware Trustee shall have no duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust or to otherwise take or refrain from taking any action under this Agreement and the relevant Trust Series Agreement, except as expressly required by the terms hereof, or as expressly provided in written instructions from the Trust Series Beneficial Owner, and in no event shall the Delaware Trustee have any implied duties or obligations under this Agreement or any Trust Series Agreement; the Delaware Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the property of the Trust which result from claims against the Delaware Trustee personally that are not related to the ownership or the administration of the property of the Trust or the transactions contemplated by the Program Documents;

        (o)  the Delaware Trustee shall not be required to take any action under this Agreement and the relevant Trust Series Agreement unless the Delaware Trustee shall have been indemnified by Protective Life, in manner and form satisfactory to the Delaware Trustee, against any liability, cost or expenses (including counsel fees and disbursements) which may be incurred in connection therewith, and, if the Trust Series Beneficial Owner shall have directed the Delaware Trustee to take any such action or refrain from taking any action, the Trust Series Beneficial Owner agrees to furnish such indemnity from Protective Life as shall be required and, in addition, to cause Protective Life to pay the reasonable compensation of the Delaware Trustee for the services performed or to be performed by it pursuant to such direction; provided, that the Delaware Trustee may not be indemnified by Protective Life, the Trust Series Beneficial Owner or any other Person for the Delaware Trustee's willful misconduct or gross negligence, its failure to use ordinary care to disburse funds or the inaccuracy of its own representations or warranties, made in its individual capacity, contained herein; provided, further, that any indemnity or payment of compensation shall be made pursuant to the Expense and Indemnity Agreement and shall be limited to the extent indicated therein;

        (p)  the Delaware Trustee shall not be required to take any action under this Agreement and the relevant Trust Series Agreement if the Delaware Trustee shall reasonably determine or shall have been advised by counsel that such action is contrary to the terms of this Agreement and the relevant Trust Series Agreement or is otherwise contrary to law;

        (q)  the Delaware Trustee may fully rely upon and shall have no liability in connection with calculations or instructions forwarded to the Delaware Trustee by the Trust Series Beneficial Owner or the Indenture Trustee, nor shall the Delaware Trustee have any obligation to furnish information to any Trust Series Beneficial Owner or other Person if it has not received such information as it may need from the Trust Series Beneficial Owner, or the Indenture Trustee or any other Person;

        (r)  the Delaware Trustee shall not be liable with respect to any act or omission in good faith in accordance with the advice or direction of the Trust Series Beneficial Owner or Indenture Trustee. Whenever the Delaware Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement and the relevant Trust Series Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision hereof, the Delaware Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Trust Series Beneficial Owner requesting instructions as to the course of action to be adopted, and, to the extent the Delaware

Trustee acts in good faith in accordance with any such instruction received, the Delaware Trustee shall not be liable on account of such action to any Person. If the Delaware Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement and the relevant Trust Series Agreement and as it shall deem to be in the best interest of the relevant Trust Series Beneficial Owner, and the Delaware Trustee shall have no liability to any Person for such action or inaction;

        (s)  in no event whatsoever shall the Delaware Trustee be personally liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of the Trust;

        (t)    the Delaware Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Delaware Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement and the relevant Trust Series Agreement provide shall or may be done or performed; and

        (u)  notwithstanding anything contained herein to the contrary, the Delaware Trustee shall not be required to execute, deliver or certify on behalf of the Trust or any Trust Series any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002.

        Section 7.05.    Reliance; Advice of Counsel.

        (a)  The Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it in good faith to be genuine and signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

        (b)  In the exercise or administration of any Trust Series hereunder, the Delaware Trustee (i) may act directly or, at the expense of the Trust or Trust Series, through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the action, inaction, default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected in good faith and with reasonable care and employed by it, and it shall not be liable for anything done, suffered or omitted to be done in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other skilled persons.

        Section 7.06.    Delegation of Authorities and Duties.    The Delaware Trustee delegates to the Administrator all duties required to be performed by the Administrator pursuant to the terms of this Agreement and the Administrative Services Agreement. The Delaware Trustee delegates to the Indenture Trustee all duties required to be performed by the Indenture Trustee pursuant to the terms of this Agreement, the relevant Trust Series Agreement and the Indenture. The Delaware Trustee undertakes no responsibility for the performance, or non-performance, of any duties delegated to the Indenture Trustee or the Administrator hereunder or thereunder.

ARTICLE 8
Dissolution, Liquidation and Termination

        Section 8.01.    Dissolution Upon the Last Expiration Date.    Unless earlier dissolved, the Trust shall automatically dissolve on the last of the Trust Series Expiration Dates.

        Section 8.02.    Termination of Agreement.    This Agreement and the Trust created and continued hereby shall terminate in accordance with Section 3808 of the Delaware Statutory Trust Act upon the latest to occur of the following: (a) a distribution by the Delaware Trustee to Securityholders upon the liquidation of all of the Trust Series pursuant to Section 8.03 of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of, or reasonable provision for payment of, all expenses and other liabilities owed by the Trust or expenses and other liabilities related to any Trust Series; and (c) the discharge of all administrative duties of the Delaware Trustee and Administrator including the performance of any tax reporting obligations with respect to the Trust, the Trust Series or the Securityholders.

        Upon the last event to occur as described above, the Delaware Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State. Upon the filing of such certificate of cancellation, this Agreement shall be of no function, form or effect and the Trust shall terminate.

        Section 8.03.    Liquidation.    Upon the Trust Series Expiration Date of a Trust Series, the remaining Collateral and any other assets held in such Trust Series shall be liquidated, and the Trust Series shall be wound-up by the Delaware Trustee in accordance with Section 3808(f) and (g) of the Delaware Statutory Trust Act. In such event, (i) the Trust shall first pay all amounts due and unpaid on the Notes related to such Trust Series, if any, in accordance with the Indenture, (ii) the Trust shall then pay any other claims against such Trust Series, including expenses relating to such liquidation to the extent not paid, or reasonably provided for, pursuant to the Expense and Indemnity Agreement, and (iii) the Trust shall then pay to the Trust Series Beneficial Owner all of the amounts that would be payable under clause first of Section 5.02 of the Indenture to the Trust Series Beneficial Owner if the Trust Series Beneficial Owner held a Note related to such Trust Series with an original principal amount of $100. Any remaining monies and other property shall be paid ratably in proportion to their original principal amounts to the Holders last noted in the Register as the Holders of the Notes and the Trust Series Beneficial Owner of such Trust Series (as if the Trust Series Beneficial Owner held a Note related to such Trust Series with an original principal amount of $100 and as if each such Holder continued to hold its Notes after all amounts due on such Notes under the Indenture have been paid).

        Section 8.04.    Dissolution of a Trust Series.

        (a)  A Trust Series created by this Agreement shall dissolve in accordance with Section 3808 of the Delaware Statutory Trust Act following the payment to each of the Holders of the relevant Series of Notes of all amounts required to be paid to them pursuant to such Series of Notes and the other Program Documents.

        (b)  A Trust Series shall terminate only as provided in Section 8.04(a), and otherwise none of the Indenture Trustee or the Trust Series Beneficial Owner shall be entitled to dissolve, revoke or terminate any Trust Series.

ARTICLE 9
Successor and Additional Delaware Trustees

        Section 9.01.    Eligibility Requirements for the Delaware Trustee.    The Delaware Trustee shall at all times (a) be a Person satisfying the provisions of Section 3807(a) of the Delaware Statutory Trust Act, (b) be authorized to exercise corporate trust powers, (c) have a combined capital and surplus of at least

$50,000,000 and be subject to supervision or examination by Federal or State authorities, (d) have (or have a parent which has) a rating of at least Baa3 by Moody's or BBB- by Standard & Poor's, (e) be a "bank" within the meaning of Section 581 of the Code and (f) be a "United States person" within the meaning of Section 7701(a)(30) of the Code. In addition, the Delaware Trustee shall be an entity with its Corporate Trust Office in the State of Delaware. If the Delaware Trustee shall publish reports of condition at least annually, pursuant to applicable law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.01, the combined capital and surplus of the Delaware Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 9.01, the Delaware Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

        Section 9.02.    Resignation or Removal of the Delaware Trustee.    The Delaware Trustee may at any time resign and be discharged from its duties hereunder and the Trust hereby created by giving written notice thereof to the Trust Series Beneficial Owner and Indenture Trustee at least 90 days before the date specified in such instrument. Upon receiving such notice of resignation, the Trust Series Beneficial Owner shall promptly appoint a successor Delaware Trustee meeting the qualifications set forth in Section 9.01 by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Delaware Trustee, the successor Delaware Trustee, any remaining Delaware Trustees, the Administrator, the Indenture Trustee and Protective Life. If no successor Delaware Trustee shall have been so appointed and have accepted appointment within 90 days after the giving of such notice of resignation, the resigning Delaware Trustee may petition any court of competent jurisdiction for the appointment of a successor Delaware Trustee.

        If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Trust Series Beneficial Owner and Indenture Trustee, or if at any time the Delaware Trustee shall be legally unable to act or shall be adjudged bankrupt or insolvent, or a receiver of the Delaware Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Delaware Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trust Series Beneficial Owner and Indenture Trustee may remove such Delaware Trustee. If the Trust Series Beneficial Owner and Indenture Trustee shall remove the Delaware Trustee under the authority of the immediately preceding sentence, the Trust Series Beneficial Owner shall promptly appoint a successor Delaware Trustee meeting the qualification requirements of Section 9.01 by (i) the execution of a written instrument, one copy of which instrument shall be delivered to each of the outgoing Delaware Trustee so removed, the successor Delaware Trustee, the Administrator, the Indenture Trustee and Protective Life and (ii) the payment of all fees and expenses owed to the outgoing Delaware Trustee.

        Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee pursuant to any of the provisions of this Section 9.02 shall not become effective until all fees and expenses, including any indemnity payments, due to the outgoing Delaware Trustee have been paid and until acceptance of appointment by the successor Delaware Trustee pursuant to Section 9.03.

        Section 9.03.    Successor Delaware Trustee.    Any successor Delaware Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Trust Series Beneficial Owner, the Administrator, the Indenture Trustee and the predecessor Delaware Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Delaware Trustee shall become effective and such successor Delaware Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement and each Trust Series Agreement, with like effect as if originally named as Delaware Trustee. The predecessor Delaware Trustee shall deliver to the successor Delaware Trustee all documents and statements and monies held by it under this Agreement and each Trust Series Agreement; and the predecessor Delaware Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Delaware Trustee all such rights, powers, duties and obligations.

        Any successor Delaware Trustee appointed hereunder shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Delaware Trustee in the State of Delaware.

        No successor Delaware Trustee shall accept appointment as provided in this Section 9.03 unless at the time of such acceptance such successor Delaware Trustee shall be eligible pursuant to Section 9.01.

        Section 9.04.    Merger or Consolidation of Delaware Trustee.    Any Person into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Delaware Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Delaware Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Delaware Trustee hereunder; provided, such Person shall be eligible pursuant to Section 9.01.

        Section 9.05.    Appointment of Co-Delaware Trustee or Separate Delaware Trustee.

        (a)  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any Collateral may at the time be located, the Delaware Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Delaware Trustee to act as co-trustee, jointly with it, or as separate trustee or separate trustees, of all or any part of any Collateral, and subject to Section 2.10 of this Agreement to vest in such Person, in such capacity, such title to any Collateral, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Delaware Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Delaware Trustee pursuant to Section 9.03 and no notice of the appointment of any co-trustee or separate trustee shall be required; provided, however, that any co-trustee or separate trustee must be a "United States person" within the meaning of Section 7701(a)(30) of the Code and a "bank" within the meaning of Section 581 of the Code.

        (b)  Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i)    all rights, powers, duties, and obligations conferred or imposed upon the Delaware Trustee shall be conferred upon and exercised or performed by the Delaware Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Delaware Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Delaware Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof including any Trust Series in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the discretion of the trustee;

          (ii)  the Administrator and the Delaware Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee; and

          (iii)  no trustee shall be personally liable by reason of the act or omission of any other trustee hereunder.

        (c)  Any notice, request or other writing given to the Delaware Trustee shall be deemed to have been given to each of the then separate trustee and co-trustee, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Section 9.05 and the conditions of this Article 9. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instruments of appointment, either jointly with the Delaware Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Delaware Trustee. Each such instrument shall be filed with the Delaware Trustee and a copy thereof given to the Administrator.

        (d)  Any separate trustee or co-trustee may at any time appoint the Delaware Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Delaware Trustee, to the extent permitted by law, without the appointment of a new or successor Delaware Trustee.

        Section 9.06.    Delaware Trustee May Own Notes.    Except to the extent prohibited under the terms of any Series of Notes, the Delaware Trustee, in its individual or any other capacity, may become the beneficial owner or pledgee of Notes, to the extent that such ownership does not inhibit the Trust from relying on Rule 3a-7 promulgated under the Investment Company Act, with the same rights as it would have if it were not the Delaware Trustee; provided, that any Notes so owned or pledged shall not be entitled to participate in any decisions made or instructions given to the Delaware Trustee or the Indenture Trustee by the Holders as a group. The Delaware Trustee may deal with the Trust and the Trust Series Beneficial Owner in banking and trustee transactions with the same rights as it would have if it were not the Delaware Trustee.

ARTICLE 10
Miscellaneous Provisions

        Section 10.01.    Limitation on Rights of Securityholders.

        (a)  The death, bankruptcy, termination, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities or the Trust shall not operate to terminate this Agreement or any Trust Series Agreement, nor to annul, dissolve or terminate the Trust or any Trust Series, nor to entitle the legal successors, representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

        (b)  Except as provided in the Indenture, no Securityholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law with respect to this Agreement or any Trust Series Agreement, unless (i) the Securityholders shall have made written request upon the Delaware Trustee to institute such suit, action or proceeding in the name of the Trust and shall have offered to the Delaware Trustee and the Trust such reasonable indemnity as they may require against the costs, expenses and liabilities to be incurred thereby and (ii) the Delaware Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such suit, action or proceeding. It is expressly understood and covenanted by each Securityholder with every other Securityholder, the Trust and the Delaware Trustee, that no one or more Securityholder shall have any right in any manner whatever by availing itself or themselves of any provision of this Agreement to affect, disturb or prejudice the rights of any other Securityholder, or to obtain or seek to obtain priority over or preference to any other such Securityholder, or to enforce any right under this Agreement or any Trust Series Agreement, except in the manner herein provided.

        Section 10.02.    Amendment.

        (a)  At any time before the issuance of any Trust Securities, this Trust Agreement may be amended by, and only by, a written instrument executed by Delaware Trustee and the Trust Series Beneficial Owner.

        (b)  At any time after the issuance of any Trust Securities, this Agreement may be amended from time to time by the Delaware Trustee and the Trust Series Beneficial Owner, by, and only by, a written instrument executed by the Delaware Trustee and the Trust Series Beneficial Owner, in any way that is not inconsistent with the intent of this Agreement, including, without limitation, (i) to cure any ambiguity, (ii) to correct, supplement or modify any provision in this Agreement that is inconsistent with another provision herein or, (iii) to modify, eliminate or add to any provisions of this Agreement to the extent necessary to ensure that each Trust Series will be classified for U.S. federal income tax purposes as a grantor trust at all times or to ensure that the Trust or any Trust Series will not be required to register as an investment company under the Investment Company Act and no such amendment shall require the consent of any other Securityholder, except to the extent specified in Sections 10.02(c) and 10.02(d).

        (c)  At any time after the issuance of any Trust Securities and for so long as any Trust Securities remain outstanding, except as provided in Section 10.02(d), any amendment to this Trust Agreement that would adversely affect, in any material respect, the terms of any Notes, other then any amendment of the type contemplated by clause (iii) of Section 10.02(b), shall require the prior consent of the Holders of a majority of the outstanding principal amount of each series of affected Notes.

        (d)  At any time after the issuance of any Trust Securities and for so long as any Trust Securities remain outstanding, this Agreement may not be amended to (i) change the amount or timing of any payment of any Trust Securities or (ii) impair the right of any Securityholder to institute suit for the enforcement of any right for principal and interest or other distribution without the consent of each affected Securityholder.

        (e)  The Delaware Trustee shall not be required to enter into any amendment to this Agreement which affects its own rights, duties or immunities under this Agreement.

        (f)    Prior to execution of any amendment to this Agreement, the Delaware Trustee shall be entitled to an opinion of counsel as to whether such amendment is permitted by the terms of this Agreement and whether all conditions precedent to such amendment have been met.

        (g)  Promptly after the execution of any such amendment or consent, the Administrator shall furnish a copy of such amendment or consent (including those obtained or effected hereby) to the Indenture Trustee, the Trust Series Beneficial Owner, the agents and dealers under the Program Distribution Agreements and the Rating Agencies;

        (h)  Contemporaneously with, or promptly after, the execution of any amendment hereto requiring amendment to the Certificate of Trust, the Delaware Trustee shall cause the filing of such amendment to the Certificate of Trust with the Secretary of State of the State of Delaware.

        (i)    Notwithstanding any other provision of this Agreement, (i) no amendment to this Agreement or any Trust Series Agreement may be made if such amendment would cause any Trust Series not to be treated as a grantor trust for U.S. federal income tax purposes and (ii) no amendment to this Agreement or any Trust Series Agreement may be made without the prior consent of Protective Life.

        Section 10.03.    Notice.    All demands, notices, instructions and other communications shall be in writing (including telecopied or telegraphic communications) and shall be personally delivered, mailed or transmitted by telecopy or telegraph, respectively, addressed as set forth below:

    If to Delaware Trustee:

    Wilmington Trust Company
    Rodney Square North
    1100 North Market Street
    Wilmington, DE 19890-0001
    Attention: Corporate Trust Administration
    Facsimile: (302) 636-4140

    If to the Administrator or Trust Series Beneficial Owner:

    AMACAR Pacific Corp.
    6525 Morrison Blvd., Suite 318
    Charlotte, North Carolina 28211
    Attention: Douglas K. Johnson

    with a copy to:
    Tannenbaum Helpern Syracuse & Hirschtritt LLP
    900 3rd Avenue
    New York, NY 10022
    Attention: Stephen Rosenberg

    If to any other Person, at the address previously furnished in writing to the Delaware Trustee, the Administrator and the Trust Series Beneficial Owner.

        Section 10.04.    No Recourse.    The Trust Series Beneficial Owner, by accepting the Trust Series Beneficial Interest Certificates, acknowledges that the Trust Series Beneficial Interest Certificates represent beneficial interests in the Trust Series only and do not represent an obligation of Protective Life, the Delaware Trustee, the Administrator, the Indenture Trustee or any Affiliate of any of the foregoing and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Indenture or the Trust Series Beneficial Interest Certificates.

        Section 10.05.    No Petition.    To the extent permitted by applicable law, each of the Delaware Trustee and the Trust Series Beneficial Owner hereby covenants and agrees that it will not institute against, or join with any other Person in instituting against, the Trust of any Trust Series any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under the laws of any jurisdiction. This Section 10.05 shall survive termination of this Agreement.

        Section 10.06.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

        Section 10.07.    Severability.    If any provision in this Agreement shall be invalid, illegal or unenforceable, such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such other provisions of this Agreement.

        Section 10.08.    Trust Securities Nonassessable and Fully Paid.    Securityholders shall not be personally liable for the obligations of the Trust or any Trust Series. The fractional undivided beneficial interests in the assets held in the Trust Series represented by the Trust Series Beneficial Interest

Certificates shall be nonassessable for any losses or expenses related to the Trust Series or for any reason whatsoever. Trust Securities, upon execution thereof by the Delaware Trustee pursuant to Section 4.03 or pursuant to the Indenture and upon receipt of payment therefore, are and shall be deemed fully paid.

        Section 10.09.    Third-Party Beneficiaries.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

        Section 10.10.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the day and year first above written.

Wilmington Trust Company, not in its individual capacity, but solely as Delaware Trustee
By:	/s/ JANEL R. HAVRILLA Name: Janel R. Havrilla Title: Financial Services Officer
AMACAR Pacific Corporation, as Trust Series Beneficial Owner
By:	/s/ DOUGLAS K. JOHNSON Name: Douglas K. Johnson Title: President
AMACAR Pacific Corporation, as Administrator
By:	/s/ DOUGLAS K. JOHNSON Name: Douglas K. Johnson Title: President

EXHIBIT A

FORM OF TRUST SERIES BENEFICIAL INTEREST CERTIFICATE

TRUST SERIES BENEFICIAL INTEREST CERTIFICATE

THIS CERTIFICATE IS NOT TRANSFERABLE

Certificate Number 200[ ]-[ ]	$100.00

Certificate Evidencing the Trust Series Beneficial Interest
of
Protective Life Secured,
with respect to
Protective Life Secured—Series ___

        Protective Life Secured, a statutory trust created under the laws of the State of Delaware (the "Trust"), with respect to Protective Life Secured—Series    , a series of the Trust (the Trust, with respect to such Series, the "Trust Series"), hereby certifies that                         (the "Holder") is the registered owner of the Trust Series Beneficial Interest of the Trust Series, representing an undivided beneficial interest in the assets held in the Trust Series. TO THE FULLEST EXTENT PERMITTED BY LAW, THIS TRUST SERIES BENEFICIAL INTEREST CERTIFICATE IS NOT TRANSFERABLE AND ANY ATTEMPTED TRANSFER HEREOF SHALL BE VOID. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Series Beneficial Interest are set forth in, and this certificate and the Trust Series Beneficial Interest represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Trust Agreement, dated as of October 31, 2002, as the same may be amended from time to time (the "Trust Agreement"), between Wilmington Trust Company, as Delaware Trustee, and AMACAR Pacific Corp., as Trust Series Beneficial Owner, and the Trust Series Agreement, dated as of            , 20    , as the same may be amended from time to time (the "Trust Series Agreement"), between the Delaware Trustee and the Trust Series Beneficial Owner, including the designation of the terms of the Trust Series Beneficial Interest as set forth therein. The Trust Series will furnish copies of the Trust Agreement and the Trust Series Agreement to the Holder without charge upon written request to the Trust Series at its principal place of business of registered office.

        Upon receipt of this certificate, the Holder is bound by the Trust Agreement and the Trust Series Agreement and is entitled to the benefits thereunder.

        Terms used by not defined herein shall have the meanings set forth in the Trust Agreement and the Trust Series Agreement.

        IN WITNESS WHEREOF, the Delaware Trustee, on behalf of the Trust Series and not in its individual capacity, has caused this Trust Series Beneficial Interest Certificate to be duly executed.

PROTECTIVE LIFE SECURED, with respect to PROTECTIVE LIFE SECURED—SERIES __

By:	Wilmington Trust Company, not in its individual capacity, but solely as Delaware Trustee

By:
Name: Title:

A-2

EXHIBIT B

FORM OF TRUST SERIES AGREEMENT

TRUST SERIES AGREEMENT

Dated as of                        , 200
by and among
AMACAR Pacific Corp., as Trust Series Beneficial Owner
and
Wilmington Trust Company, as Delaware Trustee

PROTECTIVE LIFE SECURED [TRUST SERIES]

        THIS TRUST SERIES AGREEMENT, dated as of                        , 200  , by and among AMACAR Pacific Corp., a Delaware corporation (the "Trust Series Beneficial Owner") and Wilmington Trust Company, a Delaware banking corporation, as Delaware Trustee (the "Delaware Trustee").

WITNESSETH

        WHEREAS, the Trust Series Beneficial Owner and the Delaware Trustee desire to authorize the issuance of a Trust Series Beneficial Interest Certificate and a Series of Notes in connection with the entry into this Trust Series Agreement; and

        WHEREAS, the parties intend to provide for, among other things, (i) the issuance and sale of the Notes (pursuant to the Indenture and the applicable Program Distribution Agreement) and the Trust Series Beneficial Interest, (ii) the use of the proceeds of the sale of the Notes and Trust Series Beneficial Interest to acquire the Funding Agreement(s), and (iii) all other actions deemed necessary or desirable in connection with the transactions contemplated by the Trust Agreement and this Trust Series Agreement.

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

ARTICLE 1

        Section 1.    Incorporation by Reference.    Articles 1 through 10 of the Trust Agreement, dated as of October 31, 2002 (the "Trust Agreement"), between the Trust Series Beneficial Owner and the Delaware Trustee are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth in Article 2 of this Trust Series Agreement are inconsistent with the terms of the Trust Agreement, the terms set forth in Article 2 herein shall apply.

ARTICLE 2

        Section 2.01.    Definitions.    The following terms have the meanings set forth below:

        "Funding Agreement(s)" mean(s) Funding Agreement(s) No(s). [and                         ] issued by Protective Life.

        "Issuance Date" means the date first above written.

        "Trust Series Expiration Date" means    •    , 20[    •    ] or such earlier date as all of the outstanding Notes of the related Series of Notes are redeemed in full by the Trust.

        Section 2.02.    Name.    The parties hereby create a separate series of beneficial interests in the Trust which shall be known as "Protective Life Secured [Trust Series]," as such name may be modified from time to time by the Delaware Trustee following written notice to the Trust Series Beneficial Owner. The Trust Series is created as an additional and separate series of beneficial interests in the Trust pursuant to Section 3806(b)(2) of the Delaware Statutory Trust Act.

        Section 2.03.    Initial Capital Contribution and Ownership.    The Trust Series Beneficial Owner has paid to, or an account at the direction of, the Delaware Trustee, on the date hereof, the sum of $100.00. The Delaware Trustee hereby acknowledges receipt in trust from the Trust Series Beneficial Owner, as of the date hereof, of the foregoing contribution, which shall be used along with the proceeds from the sale of the related Series of Notes to purchase one or more Funding Agreements. Upon the creation of the Trust Series and the issuance of the Trust Series Beneficial Interest Certificate, the Trust Series Beneficial Owner shall be the sole beneficial owner of the Trust Series.

        Section 2.04.    Acknowledgment.    The Delaware Trustee, on behalf of the Trust with respect to the Trust Series, expressly acknowledges its duties and obligations set forth in Section 2.07 of the Trust Agreement.

        Section 2.05.    Representations and Warranties of the Delaware Trustee.    The Delaware Trustee represents and warrants for the benefit of the Securityholders as follows:

        (a)  it is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it is a "bank" within the meaning of Section 581 of the Code;

        (b)  it is a "United States person" within the meaning of Section 7701(a)(30) of the Code;

        (c)  it has full corporate or other power, authority and legal right to execute, deliver and perform its obligations under this Trust Series Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Series Agreement;

        (d)  this Trust Series Agreement has been duly authorized, executed and delivered by it and constitutes the valid and legally binding agreement of it enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

        (e)  neither the execution or delivery by it of this Trust Series Agreement, nor the performance by it of its obligations hereunder, will (i) violate its organizational documents, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties or assets held in a Trust Series pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the State of Delaware or the United States governing the banking, trust or general powers of it or any order, judgment or decree applicable to it;

        (f)    the authorization, execution or delivery by it of this Trust Series Agreement and the consummation of any of the transactions by it contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency (other than the filing of the Certificate of Trust with the Secretary of State); and

        (g)  there are no proceedings pending or, to the best of its knowledge, threatened against or affecting it in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of it to enter into or perform its obligations under this Trust Series Agreement; and

        (h)  the Trust Securities issued on the Issuance Date with respect to the Trust Series has been duly executed and delivered by the Delaware Trustee on behalf of the Trust.

        Section 2.06.    Notices.    All demands, notices and communications under this Trust Series Agreement shall be in writing and shall be deemed to have been duly given upon receipt.

  if to the Trust Series Beneficial Owner, at

  AMACAR Pacific Corp.
  6525 Morris Blvd., Suite 318
  Charlotte, North Carolina 28211
  Attention: Douglas K. Johnson
  Facsimile: (704) 365-1132

  if to the Delaware Trustee, at

  Wilmington Trust Company
  Rodney Square North
  1100 North Market Street
  Wilmington, DE 19890-0001
  Attention: Corporate Trust Administration
  Facsimile: (302) 636-4140

  if to the Indenture Trustee, at

  The Bank of New York
  100 Church Street
  8th Floor
  New York, New York 10286
  Attention: Dealing and Trading

or at such other address as shall be designated by any such party in a written notice to the other parties. Notwithstanding the foregoing, any notice required or permitted to be mailed to the Trust Series Beneficial Owner shall be given by first class mail, postage prepaid, at the address of the Trust Series Beneficial Owner as shown in the Securities Register, and any notices mailed within the time prescribed in this Trust Series Agreement shall be conclusively presumed to have been duly given, whether or not the Trust Series Beneficial Owner received such notice. Any notice required or permitted to be mailed to any Holder of a Note shall be given as specified in the Indenture.

        IN WITNESS WHEREOF, the parties to this Trust Series Agreement have caused this Trust Series Agreement to be duly executed by their respective officers as of the day and year first above written.

AMACAR Pacific Corporation
By:	Name: Title:

Wilmington Trust Company, not in its individual capacity, but solely as Delaware Trustee
By:	Name: Title:

QuickLinks

  Exhibit 4.6
Table of Contents
ARTICLE 1 Definitions
ARTICLE 2 Creation of Trust
ARTICLE 3 Payment Accounts
ARTICLE 4 Trust Securities
ARTICLE 5 Voting; Acts of Securityholders; Meetings
ARTICLE 6 Representations and Warranties
ARTICLE 7 Delaware Trustee
ARTICLE 8 Dissolution, Liquidation and Termination
ARTICLE 9 Successor and Additional Delaware Trustees
ARTICLE 10 Miscellaneous Provisions
  EXHIBIT A
FORM OF TRUST SERIES BENEFICIAL INTEREST CERTIFICATE TRUST SERIES BENEFICIAL INTEREST CERTIFICATE THIS CERTIFICATE IS NOT TRANSFERABLE
  EXHIBIT B
FORM OF TRUST SERIES AGREEMENT
ARTICLE 1
ARTICLE 2